Exhibit 3.4


                                   BY-LAWS OF

                         PHARMACEUTICAL RESOURCES, INC.


                               ARTICLE I---OFFICES

         1. Registered Office and Agent. The Registered Office and Registered Agent of the Corporation in the State of New Jersey shall be as determined from time to time by the Board of Directors of the Corporation.

         2. Principal Place of Business. The principal place of business of the Corporation is One Ram Ridge Road, Spring Valley, New York 10977.

         3. Other Places of Business. Branches or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

                            ARTICLE II---SHAREHOLDERS

         1. Annual Meetings. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purpose of the meeting at 11:00 a.m. on the 15th day of the month of November of each year at the principal office of the Corporation, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

         2. Special Meetings. A special meeting of shareholders may be called for any purpose by the president or the Board. A special meeting shall be held upon not less than ten or more than sixty days written notice of the time, place and purpose of the meeting.

         3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such consent shall be filed in the minute book.

         4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

         5. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, at all meetings of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company. At all elections of directors, the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have the power to appoint two or more persons to act as inspectors or tellers, to


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receive, canvass, and report the votes cast by the shareholders at such meeting;
but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

         6. Conduct of Meeting. The chairman or, in his absence, the president or a vice president shall preside at all meetings of the shareholders; and, the secretary, or in his absence, the person whom the chairman or, in his absence, such president or vice president may appoint, shall act as secretary of the meeting and keep the minutes thereof.


                        ARTICLE III---BOARD OF DIRECTORS

         1. Number and Term of Office. Subject to the rights of the holders of any class or series of capital stock having a preference over the common stock of the Company as to dividends or upon liquidation to elect additional directors under specific circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall not be less than three nor more than fifteen directors. Subject to the foregoing, the actual number of directors shall be determined from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of shareholders to be held in 1994, the term of office of the second class to expire at the annual meeting of shareholders to be held in 1992, and term of office of the third class to expire at the annual meeting of shareholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified. Commencing at the 1992 annual meeting of the shareholders of the Corporation, and at each succeeding annual meeting of the shareholders thereafter, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election, with each director to hold office until his successor shall have been duly elected and qualified.

         2. Regular Meetings. A regular meeting of the Board shall be held without notice and immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

         3. Special Meetings. A special meeting of the Board may be called at any time by the president or by three directors for any purpose. Such meeting shall be held upon two days' notice if given orally (either by telephone or in person), by telefacsimile or by overnight courier, or upon not less than three days' notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting, which may be by means of


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conference,  telephone  or any  means  of  communication  by which  all  persons participating in the meeting are able to hear each other.

         4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

         5. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.

         6. Vacancies in Board of Directors. Except as otherwise provided in this Section, any vacancy on the Board, or a vacancy caused by an increase in the number of directors, may be filled by the affirmative majority of the remaining directors or by a sole remaining director, even though less than a quorum of the Board. The sole and exclusive manner of filling a vacancy of a "Company Designee" (as such term is defined in the Stock Purchase Agreement, dated March 25, 1998, between the Corporation and Lipha Americas, Inc.), including a successor to a Company Designee, shall be by an affirmative majority of the remaining Company Designees or any successors or by a sole remaining Company Designee or any successor, even though less than a quorum of the Board. This Section shall not be amended or repealed, except with the consent of a majority of the Company Designees or their successors.

         7. Executive Committee. There shall be an executive committee of the Board of Directors which shall consist of not more than three directors, which shall have the power and authority to manage the day-to-day affairs of the Corporation without the necessity of a meeting of the whole Board of Directors, or approval of said Board.

         8. Conduct of Meetings: Voting. At meetings of the Board of Directors, the chairman or, in his absence, the president or a designated vice president shall preside. The act of the majority of the directors present at any meeting in which a quorum is present shall be the act of the Board of Directors. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         9. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

         10. Manifestation of Dissent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action.

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                         ARTICLE IV---WAIVERS OF NOTICE

         Any notice required by these By-Laws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


                              ARTICLE V---OFFICERS

         1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including a chairman of the Board, and one or more vice presidents, assistant secretaries and assistant treasurers, who will have such duties and authority as determined by the Board. One person may hold two or more offices.

         2. Duties and Authority of President. The president shall be the chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

         3. Duties and Authority of Vice President. Each vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board.

         4. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the president or the Board.

         5. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the president or the Board.


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

        6. Vacancies. In case any office shall become vacant, the Board of Directors shall have the power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

         7. Exercise of Rights as Shareholder. Unless otherwise ordered by the Board of Directors, the president, or a vice president thereunto duly authorized by the president, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of shareholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                           ARTICLE VI---CAPITAL STOCK

         1. Stock Certificates. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If certificates are signed by a transfer agent, acting in behalf of the Corporation and a registrar, the signatures of the officers of the Corporation may be facsimile.

         2. Transfer Agent. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such transfer agents and registrars.

         3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

         4. Lost Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary and advisable by it.

         5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


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         6. Closing of Books.  The Board of Directors  shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided.

             ARTICLE VII---INDEMNIFICATION OF DIRECTORS AND OFFICERS

         1. The Corporation shall, to the fullest extent, from time to time, permitted by law, indemnify directors and officers of the Corporation against expenses and liabilities incurred by such persons in connection with any proceeding involving such person as a party or witness by reason of such person's serving as an officer or director of the Corporation.

         2. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not exclude any other rights to which a person may be entitled under the Certificate of Incorporation, these By-Laws, an agreement, vote of shareholders, or otherwise.

         3. Expenses incurred by a director or officer in connection with a proceeding shall be paid in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified as provided in this Article VII, the Certificate of Incorporation, these By-Laws, by vote of shareholders, or otherwise.

         4. The Corporation shall have the power to purchase and maintain insurance on behalf of any director or officer against any expenses incurred in any proceeding in which such person is a party or witness and any liabilities asserted against such person, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under this
Article VII or otherwise. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation.

         5. Neither the amendment or repeal of this Article VII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the protection or rights afforded by this Article VII to any person in respect to any matter which

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occurred,  or any claim or proceeding  which but for this Article VII would have been made or arisen, prior to such amendment, repeal, or adoption.

             ARTICLE VIII---QUALIFICATIONS OF DIRECTORS AND OFFICERS

        1. Definitions. For purposes of this Article VIII, the following terms shall have the following meanings:

              (a) "Affiliate", "Associate" and "control" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act").

              (b) "Principal Party" shall mean any person or entity which, pursuant to an agreement, understanding or otherwise, is represented by another person.

              (c) "Regulatory Approvals" shall mean any governmental or regulatory approvals, agreements, permits, licenses or registrations of the Corporation or any of its subsidiaries necessary for the conduct of their business.

         2. Qualifications. No person shall serve as a director or officer of the Corporation or shall be elected or appointed to serve in any such capacity if, in the good faith judgment of the Board of Directors, there is a reasonable likelihood that service by such person as a director or officer (whether based on the qualifications of such person or on the qualifications of any Affiliate, Associate or Principal Party of such person) will result in (i) the loss of any existing Regulatory Approvals, (ii) the inability of the Corporation or any subsidiary to renew any Regulatory Approvals or (iii) the inability of the Corporation or any subsidiary to obtain new Regulatory Approvals.

         3. Removal. Any director specified in Section 2 of this ARTICLE VIII may be removed, for cause, at any time, by the affirmative vote of a majority of the directors present at any meeting in which a quorum is present. Any such affected director shall be counted for purposes of a quorum at any such meeting, but shall not be counted for purposes of determining the vote of directors present at such meeting. Any vacancy caused by the removal of a director pursuant to this Section 3 may be filled by the affirmative vote of the majority of the remaining directors then in office.

         4. Determination of the Board of Directors. Any determination by the Board of Directors with respect to the qualifications of any person to serve as a director or officer of the Corporation pursuant to this ARTICLE VIII, whether based on the qualifications of such person or the qualifications of any Affiliate, Associate or Principal Party of such person, shall, among other things, take into account the involvement of any of such persons in legal actions or proceedings or governmental investigations. Persons, or their Affiliates, Associates or Principal Parties, covered by Section 2 shall include, but shall not be limited to, any (i) directors, officers or employees of the Corporation or its subsidiaries whose actions the Board of Directors has determined in good faith were detrimental to the maintenance, renewal or acquisition of the Regulatory Approvals, whether

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they  resigned or were  dismissed  for cause,  (ii) persons or entities who were convicted in criminal proceedings or are named defendants of pending criminal proceedings (excluding minor offenses) relating to the pharmaceutical industry or any other business regulated by any Federal, state or local governmental agency or (iii) persons or entities who are subject to any order, judgment, decree or debarment, not subsequently reversed, suspended or vacated, of any
court  of  competent   jurisdiction  or  governmental  or  regulatory  authority
permanently or temporarily enjoining them from, or otherwise limiting such person or entity from engaging in, any type of business practice relating to the pharmaceutical industry or any other business regulated by any Federal, state or local governmental agency.

          ARTICLE IX---AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

         1. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

         2. Amendments to By-Laws. These By-Laws may be altered, amended or repealed by the shareholders or the Board. Any By-Laws adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Laws expressly reserves to the shareholders the right to amend or repeal it.

         3. Fiscal Year. The fiscal year of the Corporation shall end on September 30th of each year.


Amended and restated through June 30, 1998.

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